MORTGAGE
                                       AND
                               SECURITY AGREEMENT
                                       AND
                           FIXTURE FINANCING STATEMENT


         THIS INDENTURE (hereinafter referred to as the "Mortgage"), made this _____ day of April, 1997, between LUNDGREN BROS. CONSTRUCTION, INC., a Minnesota corporation (hereinafter referred to as the "Mortgagor"), whose post office address is c/o Peter Pflaum, 935 East Wayzata Boulevard, Wayzata, Minnesota 55391, and FIRST BANK NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as the "Mortgagee"), whose post office address is First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302.

         WITNESSETH, that the Mortgagor in consideration of the debt hereinafter described and the sum of One and 00/100 Dollars ($1.00) to the Mortgagor in hand paid by the Mortgagee, the receipt whereof is hereby acknowledged, does hereby MORTGAGE, GRANT, BARGAIN, SELL AND CONVEY unto the Mortgagee, its successors and assigns, forever, AND GRANTS TO THE MORTGAGEE A SECURITY INTEREST IN the following properties (all of the following being hereafter collectively referred to as the "Premises"):

                                 GRANTING CLAUSE
                                       A
                                  REAL PROPERTY

                   All the tracts or parcels of real property lying and being in the Counties of Hennepin and Dakota, State of Minnesota, all as more fully described in Exhibit "A" attached hereto and made a part hereof, together with all the estates and rights in and to the real property and in and to lands lying in streets, alleys and roads adjoining the real property and all buildings, structures, improvements, fixtures and annexations, access rights, easements, rights of way or use, servitudes, licenses, tenements, hereditaments and appurtenances now or hereafter belonging or pertaining to the real property and all proceeds derived therefrom; and

                                 GRANTING CLAUSE
                                       B
                        IMPROVEMENTS, FIXTURES, EQUIPMENT
                                PERSONAL PROPERTY

                   All buildings, equipment, fixtures, improvements, building supplies and materials and personal property now or hereafter attached to, located in, placed in or necessary to the use, operation or maintenance of the improvements on the Premises including, but without being limited to, all machinery, fittings, fixtures, apparatus, equipment or articles used to supply heating, gas, electricity, air conditioning, water, light, waste disposal, power, refrigeration, ventilation, and fire and sprinkler protection, and all draperies, maintenance and repair equipment, floor coverings, screens, storm windows, blinds, awnings, shrubbery and plants, stoves, ranges, ovens, refrigerators, air conditioners, dishwashers, clothes dryers, washing machines, disposals and compactors including all plans, specifications and drawings relating to the improvements located on the Premises (it being understood that the enumeration of any specific articles of property shall in no way be held to exclude any items of property not specifically enumerated), as well as renewals, replacements, proceeds, additions, accessories, increases, parts, fittings, insurance payments, awards and substitutes thereof, together with all interest of the Mortgagor in any such items hereafter acquired, all of which personal property mentioned herein shall be deemed fixtures and accessory to the freehold and a part of the realty and not severable in whole or in part without material injury to the Premises, but excluding therefrom the trade fixtures, inventory, equipment and removable personal property of any tenant of the Premises; and

                                 GRANTING CLAUSE
                                       C
                            RENTS, LEASES AND PROFITS

                   All rents, issues, income, revenue, receipts, fees and profits now due or which may hereafter become due under or by virtue of and together with all right, title and interest of the Mortgagor in and to any lease, license, sublease, contract or other kind of occupancy agreement, whether written or verbal, for the use or occupancy of the Premises or any part thereof; and

                                 GRANTING CLAUSE
                                        D
                         JUDGMENTS, CONDEMNATION AWARDS
                             AND INSURANCE PROCEEDS

                   All awards, compensation or settlement proceeds made by any governmental or other lawful authorities for the threatened or actual taking or damaging by eminent domain of the whole or any part of the Premises, including any awards for a temporary taking, change of grade of streets or taking of access, together with all insurance proceeds resulting from a casualty to any portion of the Premises; and

                                 GRANTING CLAUSE
                                       E
                       LICENSES, PERMITS, EQUIPMENT LEASES
                             AND SERVICE AGREEMENTS

                   All right, title and interest of the Mortgagor in and to any licenses, permits, regulatory approvals, government authorizations, franchise agreements and equipment or chattel leases, service contracts or agreements and all proceeds therefrom, arising from, issued in connection with or in any way related to the use, occupancy, operation, maintenance or security of the Premises, together with all replacements, additions, substitutions and renewals thereof, which may be assigned pursuant to agreement or law; and

                                 GRANTING CLAUSE
                                       F
                             CONSTRUCTION CONTRACTS

                   All right, title and interest of the Mortgagor in and to all construction contracts entered into in connection with the construction of any improvements on the Premises, as well as all plans and specifications prepared in connection with such construction which may be assigned pursuant to agreement or law.

         AND THE MORTGAGOR for the Mortgagor, the Mortgagor's heirs, administrators, personal representatives, successors and assigns, covenants with the Mortgagee, its successors and assigns, that the Mortgagor is lawfully seized of the Premises and has good right to sell and convey the same; that the Premises are free from all encumbrances except as may be set forth in the schedule of exceptions to coverage in any policy of title insurance insuring Mortgagee's interest in the Premises (hereinafter referred to as the "Permitted Encumbrances"); that the Mortgagee, its successors and assigns, shall quietly enjoy and possess the Premises; and that the Mortgagor will WARRANT AND DEFEND the title to the same against all lawful claims not specifically excepted in this Mortgage.

         TO HAVE AND TO HOLD THE SAME, together with the possession and right of possession of the Premises, unto the Mortgagee, its successors and assigns, forever.

         PROVIDED NEVERTHELESS, that if the Mortgagor, the Mortgagor's heirs, administrators, personal representatives, successors or assigns, shall pay to the Mortgagee, its successors or assigns, the sum of Five Million and No/100 Dollars ($5,000,000.00) including all advances, payments and readvances which may be made from time to time and be due and owing according to the terms of that certain Revolving Credit Note in said principal amount (hereinafter referred to as the "Note") of even date herewith, the terms and conditions of which are incorporated herein by reference and made a part hereof, together with any extensions or renewals thereof, due and payable with interest thereon at the adjustable rate set forth therein, executed by the Mortgagor and payable to the Mortgagee, the balance of said principal sum together with interest thereon being due and payable in any event on May 1, 2000, and shall repay to the Mortgagee, its successors or assigns, at the times demanded and with interest thereon at the same rate as specified in the Note, all sums advanced in protecting the lien of this Mortgage, including taxes, assessments, charges, claims, fines, impositions, insurance premiums, amounts due upon prior or superior mortgages and other prior or superior liens, encumbrances and interests, and legal expenses and attorney's fees and all sums advanced for any other purpose authorized herein (the Note and all such sums, together with interest thereon, being hereinafter collectively referred to as the "Indebtedness Secured Hereby"), and shall keep and perform all of the covenants and agreements herein contained, then this Mortgage shall become null and void, and shall be released at the Mortgagor's expense.

               AND IT IS FURTHER COVENANTED AND AGREED AS FOLLOWS:


                                       1.
                     GENERAL REPRESENTATIONS AND WARRANTIES

             1.1 Representations And Warranties. The Mortgagor represents and warrants as follows:

             (a) The Mortgagor is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite power and authority to own and operate the Premises, to enter into the Note, this Mortgage, the Loan Agreement (as defined in Section 2.10 below) and any other document securing the Note and to borrow the monies and otherwise assume and perform as contemplated thereunder, and is in compliance with all laws, regulations, ordinances and orders of public authorities applicable to it.

             (b) Neither the borrowing of the monies nor the execution, delivery of the Note, this Mortgage, Loan Agreement or any other document securing the Note nor the performance of the provisions of the agreements therein contained on the part of the Mortgagor will contravene, violate or constitute a default under the Articles of Incorporation or By-Laws of the Mortgagor, or any agreement with the shareholders of the Mortgagor, or any creditors of the Mortgagor, or any law, ordinance, governmental regulation, agreement or indenture to which the Mortgagor is a party or by which the Mortgagor or the Mortgagor's properties are bound.

             (c) There are no (i) bankruptcy proceedings involving the Mortgagor; (ii) dissolution proceedings involving the Mortgagor; (iii) unsatisfied judgments of record against the Mortgagor; or (iv) tax liens filed against the Mortgagor.

             (d) The Note, this Mortgage, the Loan Agreement and all other documentation executed in connection with the loan evidenced by the Note have been duly executed and delivered by the Mortgagor and constitute the legal, valid and binding obligations of the Mortgagor, enforceable in accordance with their terms, except as to enforcement of remedies, as may be limited by bankruptcy, insolvency or similar laws affecting generally the enforcement of creditor's remedies.

             (e) There are no judgments, suits, actions or proceedings at law or in equity or by or before any governmental instrumentality or agency now pending against or, to the best of Mortgagor's knowledge, threatened against the Mortgagor or its properties, or both, nor has any judgment, decree or order been issued against the Mortgagor or its properties, or both, which would have a material adverse effect on the Premises or the financial condition of the Mortgagor or Mortgagor's properties.

             (f) No consent or approval of any regulatory authority having jurisdiction over Mortgagor is necessary or required by law as a prerequisite to the execution, delivery and performance of the terms of the Note, this Mortgage, the Loan Agreement or any other document securing the Note.

             (g) Any and all balance sheets, net worth statements and other financial statements and data which have heretofore been given to Mortgagee with respect to Mortgagor fairly and accurately represent the financial condition of the Mortgagor as of the date hereof, and, since the effective date of such materials, there has been no material adverse change in the financial condition of the Mortgagor.

             (h) The Mortgagor is not, as of the date hereof, in default in the payment of any of the Mortgagor's obligations.

             (i) The Premises is free from any mechanics' or materialmen's liens or claims. There has been no labor or materials furnished to the Premises that has not been paid for in full.

             (j) The Mortgagor has no notice, information or knowledge of any change contemplated in any applicable law, ordinance, regulation or restriction, or any judicial, administrative, governmental or quasi-governmental action, or any action by adjacent land owners, or natural or artificial condition existing upon the Premises which would limit, restrict, or prevent the contemplated or intended use and purpose of the Premises.

             (k) There is no pending condemnation or similar proceeding affecting the Premises, or any portion thereof nor, to the best knowledge of the Mortgagor, is any such action being presently contemplated.

             (l) No part of the Premises is being used or will be used principally, or at all, for agricultural or farming purposes.

             (m) The Premises complies with all zoning ordinances, energy and environmental codes, building and use restrictions and codes, and any requirements with respect to licenses, permits and agreements necessary for the lawful use and operation of the Premises.

             1.2 Continuing Obligation. All statements made hereunder are true and correct and all information provided to Mortgagee by the Mortgagor relating to this transaction has not and does not contain any statement which, at the time and in the light of the circumstances under which it was made, would be false and misleading with respect to any material fact, or would omit any material fact necessary in order to make any such statement contained therein not false or misleading in any material respect. Should the Mortgagor subsequently obtain knowledge that such representation was or is untrue, the Mortgagor shall immediately notify Mortgagee as to the untrue nature of said representation and agrees to take such action as may be necessary to cause such representation to become true.


                                       2.
                            COVENANTS AND AGREEMENTS

             2.1 Payment Of Indebtedness: Observance Of Covenants. The Mortgagor will duly and punctually pay each and every installment of principal and interest on the Note and all other Indebtedness Secured Hereby, as and when the same shall become due, and shall duly and punctually perform and observe all of the covenants, agreements and provisions contained herein, in the Note and any other instrument given as security for the payment of the Note.

             2.2 Maintenance: Repairs. The Mortgagor agrees that it will keep and maintain the Premises in good condition, repair and operating condition free from any waste or misuse, and will comply with all requirements of law, municipal ordinances and regulations, restrictions and covenants affecting the Premises and their use, and will promptly repair or restore any buildings, improvements or structures now or hereafter on the Premises which may become damaged or destroyed to their condition prior to any such damage or destruction. The Mortgagor further agrees that without the prior written consent of the Mortgagee it will not make any material alterations in any improvements which will adversely affect the market value or change the existing architectural character of the Premises, and will promptly complete any buildings now or at any time in the process of erection on the Premises. The Mortgagor agrees not to acquiesce in any rezoning classification, modification or restriction affecting the Premises without the written consent of the Mortgagee. The Mortgagor agrees that it will not abandon or vacate the Premises. The Mortgagor agrees that it will provide, improve, grade, surface and thereafter maintain, clean, repair and adequately light all parking areas within the Premises, together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress and right-of-way to and from the adjacent public thoroughfare necessary or desirable for the use thereof.

             2.3 Payment Of Operating Costs; Liens; And Indebtedness. The Mortgagor agrees that it will pay all operating costs and expenses of the Premises; keep the Premises free from mechanics' liens, materialmen's liens, judgment liens and other liens, executions, attachments or levies (hereinafter collectively referred to as "Liens"); and will pay when due all permitted indebtedness which may be secured by mortgage, lien or charge on the Premises and upon request will exhibit to the Mortgagee satisfactory evidence of such payment and discharge.

             2.4 Payment Of Impositions. The Mortgagor will pay when due and before any penalty or interest attaches thereto because of delinquency in payment, all taxes, installments of assessments, water charges, sewer charges and other fees, taxes, charges and assessments of every kind and nature whatsoever assessed or charged against or constituting a lien on the Premises or any interest therein or the Indebtedness Secured Hereby (hereinafter referred to as the "Impositions"); and will furnish to the Mortgagee proof of the payment of any such Impositions. In the event of a court decree or an enactment after the date hereof by any legislative authority of any law imposing upon a mortgagee the payment of the whole or any part of the Impositions herein required to be paid by the Mortgagor, or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or a mortgagee's interest in mortgaged premises, so as to impose such Imposition on the Mortgagee or on the interest of the Mortgagee in the Premises, then, in any such event, the Mortgagor shall bear and pay the full amount of such Imposition, provided that if for any reason payment by the Mortgagor of any such Imposition would be unlawful, or if the payment thereof would constitute usury or render the Indebtedness Secured Hereby wholly or partially usurious, the Mortgagee, at its option, may declare the whole sum secured by this Mortgage with interest thereon to be immediately due and payable, without prepayment premium, or the Mortgagee, at its option, may pay that amount or portion of such Imposition as renders the Indebtedness Secured Hereby unlawful or usurious, in which event the Mortgagor shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of said Imposition.

             2.5 Contest Of Liens And Impositions. The Mortgagor shall not be required to pay, discharge or remove any Liens or Impositions so long as the Mortgagor shall in good faith contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection of the Liens or Impositions so contested and the sale of the Premises, or any part thereof to satisfy the same, provided that the Mortgagor shall, prior to any such contest, have given such security as may be demanded by the Mortgagee to insure such payments and prevent any sale or forfeiture of the Premises by reason of such nonpayment. Any such contest shall be prosecuted with due diligence and the Mortgagor shall promptly after final determination thereof pay the amount of any such Liens or Impositions so determined, together with all interest and penalties, which may be payable in connection therewith. Notwithstanding the provisions of this Section, the Mortgagor shall (and if the Mortgagor shall fail so to do, the Mortgagee, may but shall not be required to) pay any such Liens or Impositions notwithstanding such contest if in the opinion of the Mortgagee, the Premises shall be in jeopardy or in danger of being forfeited or foreclosed.

             2.6 Protection Of Security. The Mortgagor agrees to promptly notify the Mortgagee of and appear in and defend any suit, action or proceeding that affects the value of the Premises, the Indebtedness Secured Hereby or the rights or interest of the Mortgagee hereunder. The Mortgagee may elect to appear in or defend any such action or proceeding and the Mortgagor agrees to indemnify and reimburse the Mortgagee from any and all loss, damage, expense or cost arising out of or incurred in connection with any such suit, action or proceeding, including costs of evidence of title and attorney's fees.

             2.7 Annual Statements. Mortgagor will furnish to Mortgagee the annual statements and other financial information as set forth in Section 5.8 of the Loan Agreement.

             2.8 Additional Assurances. The Mortgagor agrees to be bound by and upon a request by the Mortgagee to execute and deliver such further instruments, financing statements under the Uniform Commercial Code and assurances and will do such further acts as may be necessary or proper to carry out more effectively the purposes of this Mortgage and, without limiting the foregoing, to make subject to the lien hereof any property agreed to be subjected hereto or covered by the granting clause hereof, or intended so to be. The Mortgagor agrees to pay any recording fees, filing fees, stamp taxes or other charges arising out of or incident to the filing, the issuance and delivery of the Note, the filing or recording of the Mortgage or the delivery of such further assurances and instruments as may be required pursuant to the terms of this Section.

             2.9 Due On Sale Or Mortgaging, Etc. In the event that (a) the Mortgagor sells, conveys, transfers, further mortgages, changes the form of ownership or encumbers or disposes of the Premises, or any part thereof, or any interest therein, or agrees so to do; or (b) except as set forth in the Loan Agreement, any corporate ownership interest in the Mortgagor is sold, conveyed, transferred, pledged or encumbered or there is an agreement so to do, without the written consent of the Mortgagee being first obtained, whether such event is voluntary, involuntary or by operation of law, then at the sole option of the Mortgagee, the Mortgagee may declare the Indebtedness Secured Hereby due and payable in full and call for payment of the same at once, then in effect under the terms of the Note.

             2.10 Revolving Construction and Development Loan Agreement. This Mortgage is the Mortgage referred to in and is also given as security for the due and punctual performance, observance and payment by the Mortgagor of the terms and conditions set forth in that certain Revolving Construction and Development Loan Agreement of even date herewith between the Mortgagor and the Mortgagee ("Loan Agreement") concerning the acquisition, development and construction of certain improvements on the Premises, the terms and conditions of which are incorporated herein by reference. In the event the Mortgagor fails to comply with any of such terms and conditions, such failure shall be an Event of Default under this Mortgage, and the Mortgagee shall be entitled to all of the remedies available to it on the occurrence of an Event of Default. In addition, the Mortgagee may, but shall not be required to avail itself of any or all of the rights and remedies available to it under the Loan Agreement, and any sums expended by the Mortgagee in availing itself of such rights and remedies shall bear interest thereon at the rate specified in the Note and the Loan Agreement and shall constitute additional Indebtedness Secured Hereby, and shall be payable to the Mortgagee immediately upon demand; provided that no such payment by the Mortgagee shall be considered as waiving the Event of Default.

             2.11 Maintenance Of Existence. Mortgagor agrees to maintain its existence as a corporation under the laws of the State of Minnesota and not to dissolve, liquidate, wind-up, consolidate or merge during the term hereof, without the prior written consent of Mortgagee.


                                       3.
                             INSURANCE AND ESCROWS

             3.1 Insurance. The Mortgagor shall obtain and keep in full force and effect during the term of this Mortgage at its sole cost and expense the insurance required by Section 5.10 of the Loan Agreement.


                                       4.
                            UNIFORM COMMERCIAL CODE

             4.1 Security Agreement. This Mortgage shall constitute a security agreement as defined in the Uniform Commercial Code (hereinafter referred to as the "Code"), and the Mortgagor hereby grants to the Mortgagee a security interest within the meaning of the Code in favor of the Mortgagee on the Improvements, Fixtures, Equipment and Personal Property, the Rents, Leases and Profits, the Judgments, Condemnation Awards and Insurance Proceeds, the Licenses, Permits, Equipment Leases and Service Agreements, and the Accounts Receivable and General Intangibles described in Granting Clauses B, C, D, E and F of this Mortgage (hereinafter referred to as the "Collateral").

             4.2 Fixture Filing. As to those items of Collateral described in this Mortgage that are, or are to become fixtures related to the real estate mortgaged herein, it is intended as to those items that THIS MORTGAGE SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING from the date of its filing in the real estate records of the County where the Premises are situate. The name of the record owner of said real estate is the Mortgagor set forth in page one to this Mortgage. Information concerning the security interest created by this instrument may be obtained from the Mortgagee, as secured party, at its address as set forth in page one of this Mortgage. The address of the Mortgagor, as debtor, is as set forth in page one to this Mortgage. This document covers goods which are or are to become fixtures. The Mortgagor's Federal Tax Identification Number is 41-0970679.

             4.3 Representations And Agreements. (a) The Mortgagor is and will be the true and lawful owner of the Collateral, subject to no liens, charges, security interest and encumbrances other than the lien hereof and the Permitted Encumbrances; (b) the Collateral is to be used by the Mortgagor solely for business purposes; (c) the Collateral will not be removed from the Premises without the consent of the Mortgagee except in accordance with Section 4.4 hereof; (d) unless stated otherwise in this Mortgage the only persons having any interest in the Collateral are the Mortgagor and the Mortgagee and no financing statement covering any such property and any proceeds thereof is on file in any public office except pursuant hereto; (e) the remedies of the Mortgagee hereunder are cumulative and separate, and the exercise of any one or more of the remedies provided for herein or under the Uniform Commercial Code shall not be construed as a waiver of any of the other rights of the Mortgagee including having such Collateral deemed part of the realty upon any foreclosure thereof;
(f) if notice to any party of the intended disposition of the Collateral is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) days prior to such intended disposition and may be given by advertisement in a newspaper accepted for legal publications either separately or as part of a notice given to foreclose the real property or may be given by private notice if such parties are known to the Mortgagee; (g) the Mortgagor will from time to time provide the Mortgagee on request with itemizations of all such Collateral on the Premises; (h) the filing of a financing statement pursuant to the Code shall never impair the stated intention of this Mortgage that all Improvements, Fixtures, Equipment and Personal Property described in Granting Clause B hereof are, and at all times and for all purposes and in all proceedings both legal or equitable shall be regarded as part of the real property mortgaged hereunder irrespective of whether such item is physically attached to the real property or any such item is referred to or reflected in a financing statement; (i) the Mortgagor will on demand deliver all financing statements that may from time to time be required by the Mortgagee to establish and perfect the priority of the Mortgagee's security interest in such Collateral; (j) the Mortgagor shall give advance written notice of any proposed change in the Mortgagor's name, identity, address or structure and will execute and deliver to the Mortgagee prior to or concurrently with such change all additional financing statements that the Mortgagee may require to establish and perfect the priority of the Mortgagee's security interest; and (k) the Mortgagor shall renew and pay all expenses of renewing the financing statement covering the Collateral in the event the security interest in such Collateral will expire by reason of statutory law prior to the end of the term of this Mortgage.

             4.4 Maintenance Of Property. Subject to the provisions of this Section, in any instance where the Mortgagor in its discretion determines that any item subject to a security interest under this Mortgage has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary for the operation of the Premises, the Mortgagor may, at its expense, remove and dispose of it and substitute and install other items of comparable quality to that being replaced, not necessarily having the same function, provided, that such removal and substitution shall not impair the operating utility and unity of the Premises. All substituted items shall become a part of the Premises and subject to the lien of the Mortgage. Any amounts received or allowed the Mortgagor upon the sale or other disposition of the removed items of property shall be applied only against the cost of acquisition and installation of the substituted items.


                                       5.
                      APPLICATION OF INSURANCE AND AWARDS

             5.1 Damage Or Destruction Of The Premises. The Mortgagor will give the Mortgagee prompt notice of any damage to or destruction of the Premises. Collection and use of insurance proceeds shall be governed by the provision of
Section 5.10 of the Loan Agreement.

             5.2 Condemnation. The Mortgagor will give the Mortgagee prompt notice of any action, actual or threatened, in condemnation or eminent domain and hereby assigns, transfers and sets over to the Mortgagee the entire proceeds of any award or claim for damages for all or any part of the Premises taken or damaged under the power of eminent domain or condemnation, the Mortgagee being hereby authorized to intervene in any such action and to collect and receive from the condemning authorities and give proper receipts and acquittances for such proceeds. The Mortgagor will not enter into any agreements with the condemning authority permitting or consenting to the taking of the Premises unless prior written consent of the Mortgagee is obtained. Any expenses incurred by the Mortgagee in intervening in such action or collecting such proceeds (including the cost of any independent appraisal) shall be reimbursed to the Mortgagee first out of the proceeds. The proceeds or any part thereof shall be applied upon or in reduction of the Indebtedness Secured Hereby then most remotely to be paid, whether due or not, or to the restoration or repair of the Premises, the choice of application to be solely at the discretion of the Mortgagee.


                                       6.
                                LEASES AND RENTS

             6.1 Leases. The Mortgagor represents and warrants that there are currently no leases in existence in connection with any portion of the Premises. The Mortgagor further covenants and warrants that it shall not enter into leases for any portion of the Premises without obtaining the prior written consent of the Mortgagee. With reference to any leases executed in accordance with this
Section 6.1, the Mortgagor will, at its own cost and expense, perform, comply with and discharge all of the obligations of the Mortgagor under any leases and use its best efforts to enforce or secure the performance of each obligation and undertaking of the respective tenants under any such leases and will appear in and defend, at its own cost and expense, any action or proceeding arising out of or in any manner connected with the Mortgagor's interest in any leases of the Premises. The Mortgagor will not modify, extend, renew, terminate, accept a surrender of, or in any way alter the terms of the leases, nor borrow against, pledge or assign any rentals due under the leases nor consent to a subordination or assignment of the interest of the tenants thereunder to any party other than the Mortgagee, nor anticipate the rents thereunder for more than one (1) month in advance or reduce the amount of rents and other payments thereunder, nor waive, excuse, condone or in any manner release or discharge the tenants of or from their obligations, covenants, conditions and agreements to be performed.

             6.2 The Mortgagee's Right To Perform Under Leases. Should the Mortgagor fail to perform, comply with or discharge any obligations of the Mortgagor under any lease or should the Mortgagee become aware of or be notified by any tenant under any lease of a failure on the part of the Mortgagor to so perform, comply with or discharge its obligations under said lease, the Mortgagee may, but shall not be obligated to, and without further demand upon the Mortgagor, and without waiving or releasing the Mortgagor from any obligation in this Mortgage contained, remedy such failure, and the Mortgagor agrees to repay upon demand all sums incurred by the Mortgagee in remedying any such failure together with interest at the Default Rate, as defined under the terms of the Note. All such sums, together with interest as aforesaid shall become so much additional Indebtedness Secured Hereby, but no such advance shall be deemed to relieve the Mortgagor from any default hereunder.

             6.3 Assignment Of Leases And Rents. The Mortgagor does hereby sell, assign and transfer unto the Mortgagee all of the leases, rents and profits now due and which may hereafter become due under or by virtue of any lease, whether written or verbal, or any agreement for the use or occupancy of the Premises, whether presently in existence or entered into at any time during the term of this Mortgage, it being the intention of this Mortgage to establish an absolute transfer and assignment of all such leases and agreements and all of the rents and profits from the Premises unto the Mortgagee and the Mortgagor does hereby appoint irrevocably the Mortgagee its true and lawful attorney in its name and stead, which appointment is coupled with an interest, to collect all of said rents and profits; provided, the Mortgagor shall have the right to collect and retain such rents and profits unless and until an Event of Default exists under this Mortgage.

             6.4 Remedies. Upon an Event of Default and whether before or after the institution of legal proceedings to foreclose the lien hereof or before or after sale thereunder or during any period of redemption, the Mortgagee, without regard to waste, adequacy of the security or solvency of the Mortgagor, may revoke the privilege granted the Mortgagor hereunder to collect the rents and profits, and may, at its option, without notice, either: (a) in person or by agent, with or without taking possession of or entering the Premises, with or without bringing any action or proceeding, give, or require the Mortgagor to give, notice to any or all tenants under any lease authorizing and directing the tenant to pay such rents and profits to the Mortgagee; collect all of the rents and profits; enforce the payment thereof and exercise all of the rights of the landlord under the leases and all of the rights of the Mortgagee hereunder; may enter upon, take possession of, manage and operate said Premises, or any part thereof; may cancel, enforce or modify the leases, and fix or modify rents, and do any acts which the Mortgagee deems proper to protect the security hereof with or without taking possession of the Premises; or (b) apply for the appointment of a receiver in accordance with the statutes and law made and provided for, which receivership the Mortgagor hereby consents to, who shall collect the rents and profits, and all other income of any kind; manage the Premises so to prevent waste; execute leases within or beyond the period of receivership, and perform the terms of this Mortgage and apply the rents and profits as hereinafter provided.

         The entering upon and taking possession of the Premises, the appointment of a receiver, the collection of such rents and profits and the application thereof as aforesaid shall not cure or waive any Event of Default under this Mortgage nor in any way operate to prevent the Mortgagee from pursuing any other remedy which it may now or hereafter have under the terms of this Mortgage nor shall it in any way be deemed to constitute the Mortgagee a mortgagee-in-possession. The rights and powers of the Mortgagee hereunder shall remain in full force and effect both prior to and after any foreclosure of the Mortgage and any sale pursuant thereto and until expiration of the period of redemption from said sale, regardless of whether a deficiency remains from said sale. The purchaser at any foreclosure sale, including the Mortgagee, shall have the right, at any time and without limitation as provided in Minn. Stat. Section 582.03, to advance money to any receiver appointed hereunder to pay any part or all of the items which the receiver would otherwise be authorized to pay if cash were available from the Premises and the sum so advanced, with interest at the rate then in effect under the terms of the Note, shall be a part of the sum required to be paid to redeem from any foreclosure sale. The rights hereunder shall in no way be dependent upon and shall apply without regard to whether the Premises are in danger of being lost, materially injured or damaged or whether the Premises are adequate to discharge the Indebtedness Secured Hereby.

             6.5 Application Of Rents. Any rents collected pursuant to the terms of Section 6.4 hereof shall be applied in the following order: (a) to payment of all fees of any receiver appointed hereunder; (b) to application of tenant's security deposits as required by Minn. Stat. Section 504.20; (c) to payment when due of prior or current real estate taxes or special assessments with respect to the Premises or, if this Mortgage so requires, to the periodic escrow for payment of the taxes or special assessments then due; (d) to payment when due of premiums for insurance of the type required by this Mortgage or, if this Mortgage so requires, to the periodic escrow for the payment of premiums then due; and (e) to payment of all expenses for normal maintenance of the Premises. Any rents remaining after application of the above items shall be applied to the Indebtedness Secured Hereby on a monthly basis. If the Premises shall be foreclosed and sold pursuant to a foreclosure sale, then:

             (a) (if the Mortgagee is the purchaser at the foreclosure sale, the rents shall be paid to the Mortgagee to be applied to the extent of any deficiency remaining after the sale, the balance to be retained by the Mortgagee, and if the Premises be redeemed by the Mortgagor or any other party entitled to redeem, to be applied as a credit against the redemption price with any remaining excess rents to be paid to the Mortgagor, provided, if the Premises not be redeemed, any remaining excess rents to belong to the Mortgagee, whether or not a deficiency exists.

             (b) (if the Mortgagee is not the purchaser at the foreclosure sale, the rents shall be paid to the Mortgagee to be applied first, to the extent of any deficiency remaining after the sale, the balance to be retained by the purchaser, and if the Premises be redeemed by the Mortgagor or any other party entitled to redeem, to be applied as a credit against the redemption price with any remaining excess rents to be paid to the Mortgagor, provided, if the Premises not be redeemed any remaining excess rents shall be paid first, to the purchaser at the foreclosure sale in an amount equal to the interest accrued upon the sale price pursuant to Minn. Stat.
                  Section 580.23 or Section 581.10, then to the Mortgagee to the extent of any deficiency remaining unpaid and the remainder to the purchaser.


                                       7.
                             RIGHTS OF THE MORTGAGEE

             7.1 Right To Cure Event Of Default. If the Mortgagor shall fail to comply with any of the covenants or obligations of this Mortgage, the Mortgagee may, but shall not be obligated to, without demand upon the Mortgagor, and without waiving or releasing the Mortgagor from any obligation in this Mortgage contained, remedy such failure, and the Mortgagor agrees to repay upon demand all sums incurred by the Mortgagee in remedying any such failure together with interest at the Default Rate, as defined under the terms of the Note. All such sums, together with interest as aforesaid shall become so much additional Indebtedness Secured Hereby, but no such advance shall be deemed to relieve the Mortgagor from any failure hereunder.

             7.2 No Claim Against The Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or for the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving the Mortgagor or any party in interest with the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would create any personal liability against the Mortgagee in respect thereof or would permit the making of any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.

             7.3 Inspection. The Mortgagor will permit the Mortgagee's authorized representatives to enter the Premises at all times during normal business hours for the purpose of inspecting the same; provided the Mortgagee shall have no duty to make such inspections and shall not incur any liability or obligation for making or not making any such inspections.

             7.4 Waivers; Releases; Resort To Other Security, Etc. Without affecting the liability of any party liable for payment of any Indebtedness Secured Hereby or performance of any obligation contained herein, and without affecting the rights of the Mortgagee with respect to any security not expressly released in writing, the Mortgagee may, at any time, and without notice to or the consent of the Mortgagor or any party in interest with the Premises or the
Note: (a) release any person liable for payment of all or any part of the Indebtedness Secured Hereby or for performance of any obligation herein; (b) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness Secured Hereby or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (c) accept any additional security; (d) release or otherwise deal with any property, real or personal, including any or all of the Premises, including making partial releases of the Premises; or (e) resort to any security agreements, pledges, contracts of guarantee, assignments of rents and leases or other securities, and exhaust any one or more of said securities and the security hereunder, either concurrently or independently and in such order as it may determine.

             7.5 Rights Cumulative. Each right, power or remedy herein conferred upon the Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter arising, available to the Mortgagee, at law or in equity, or under the Uniform Commercial Code, or under any other agreement, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by the Mortgagee and any such exercise shall not be a waiver of the right to exercise at any time thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, power or remedy arising hereunder or arising otherwise shall impair any such right, power or remedy or the right of the Mortgagee to resort thereto at a later date or be construed to be a waiver of any Event of Default under this Mortgage or the Note.

            7.6 Subsequent Agreements. Any agreement hereafter made by the Mortgagor and the Mortgagee pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

            7.7 Waiver Of Appraisement, Homestead, Marshaling. The Mortgagor hereby waives to the full extent lawfully allowed the benefit of any homestead, appraisement, evaluation, stay and extension laws now or hereinafter in force. The Mortgagor hereby waives any rights available with respect to marshaling of assets so as to require the separate sales of any portion of the Premises, or as to require the Mortgagee to exhaust its remedies against a specific portion of the Premises before proceeding against the other and does hereby expressly consent to and authorize the sale of the Premises or any part thereof as a single unit or parcel.

             7.8 Business Loan Representation. The Mortgagor represents and warrants to the Mortgagee that the loan evidenced by the Note is a business loan transacted solely for the purpose of carrying on the business of the Mortgagor and the Premises does not constitute the homestead of the Mortgagor.


                                       8.
                         EVENTS OF DEFAULT AND REMEDIES

            8.1 Events of Default. Any of the following events shall constitute an Event of Default under this Mortgage:

             (a) Mortgagor shall default in the payment of principal due according to the terms of the Note or the Loan Agreement.

             (b) Mortgagor shall default in the payment of interest on principal advances made by Mortgagee, or in the payment of fees or any other amounts payable under the Note, this Mortgage, the Loan Agreement or under any other security document.

             (c) Mortgagor shall default in the performance or observance of any other agreement, covenant or condition required to be performed or observed by Mortgagor under the terms of this Mortgage, which default, if curable, is not cured within thirty (30) days after Mortgagee gives Mortgagor written notice thereof; provided, however, that if said curable default cannot reasonably be cured within said thirty (30) day period, but Mortgagor commences the cure thereof within said thirty (30) day period and thereafter prosecutes such cure diligently, continuously and in good faith, said thirty
                  (30) day period shall be extended by the period of time reasonably required to cure the same, not to exceed an additional sixty (60) days.

             (d) Any representation or warranty made by Mortgagor or any guarantor in this Mortgage, the Note, the Loan Agreement or any other security document, shall be untrue or incomplete in any material respect.

             (e) An event of default shall exist under the terms of the Note, the Loan Agreement or any other security document.

             (f) Mortgagor, any guarantor or any affiliate of Mortgagor or any guarantor shall become insolvent or shall commit an act of bankruptcy; or shall apply for, consent to or permit the appointment of a receiver, custodian, trustee or liquidator for it or any of its property or assets; or shall fail to, or admit in writing its inability to, pay its debts as they mature; or shall make a general assignment for the benefit of creditors or shall be adjudicated bankrupt or insolvent; or shall take other similar action for the benefit or protection of its creditors; or shall give notice to any governmental body of insolvency or pending insolvency or suspension of operations; or shall file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, rearrangement, dissolution, liquidation or other similar debtor relief law or statute; or shall file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or shall be dissolved, liquidated, terminated or merged without Mortgagee's prior written consent; or shall effect a plan or other arrangement with creditors; or a trustee, receiver, liquidator or custodian shall be appointed for it or for any of its property or assets and shall not be discharged within sixty (60) days after the date of his appointment; or a petition in involuntary bankruptcy or similar proceedings is filed against it and is not dismissed within sixty (60) days after the date of its filing.

             (g) A judgment or judgments for the payment of money in excess of the sum of $25,000.00 in the aggregate shall be rendered against Mortgagor or any guarantor, and said party shall not
                  (i) discharge the same or provide for the discharge thereof in accordance with the terms thereof, or (ii) procure a stay of execution thereof, prior to any execution on such judgment by the judgment creditor, within sixty (60) days from the date of entry thereof, and within said period of sixty (60) days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

             (h) The maturity of any Bank Debt, as that term is defined in the Loan Agreement, of Mortgagor, any guarantor, or any affiliate of Mortgagor or any guarantor (other than indebtedness evidenced by the Note) shall be accelerated, or Mortgagor, any guarantor or any such affiliate shall fail to pay any such Bank Debt when due (after the lapse of any applicable grace period) or, in the case of such indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such indebtedness or any trustee or other person, party or entity acting on behalf of such holder to cause, such or Bank Debt to become due prior to its stated maturity or to realize upon any collateral given as security therefor.

             (i) An Event of Default occurs under the terms of the Senior Subordinated Debentures, as that term is defined in the Loan Agreement.

             (j) Mortgagor shall be terminated, dissolved, liquidated or wound-up.

             (k) Any default by any guarantor occurs under the terms of that certain Guaranty dated of even date herewith (the "Guaranty") from Edmund Lundgren, Allan Lundgren, Peter Pflaum, Patrick C. Wells and Gerald G. Lundgren (collectively, the "Guarantors").

             (l)  Peter Pflaum shall die or shall become legally incompetent.

             8.2 The Mortgagee's Right To Accelerate. If an Event of Default shall occur the Mortgagee may immediately and without notice to the Mortgagor declare the entire unpaid principal balance of the Note together with all other Indebtedness Secured Hereby to be immediately due and payable and thereupon all such unpaid principal balance of the Note together with all accrued interest thereon, and all other Indebtedness Secured Hereby shall be and become immediately due and payable.

             8.3 Remedies Of The Mortgagee And Right To Foreclose. If an Event of Default shall occur the Mortgagee shall have the right to enforce the provisions of this Mortgage and may, either with or without entry or taking possession, proceed by suit or suits at law or in equity or by any other appropriate proceedings or remedy to enforce payment of the Indebtedness Secured Hereby or the performance of any other term hereof or any other right and the Mortgagor hereby authorizes and fully empowers the Mortgagee to foreclose this Mortgage by judicial proceedings or by advertisement with full authority and power to sell the Premises at public auction and convey the same to the purchaser in fee simple, either in one parcel or separate lots and parcels, all in accordance with and in the manner prescribed by law, and out of the proceeds arising from sale and foreclosure to retain the principal and interest due on the Note and the Indebtedness Secured Hereby together with all such sums of money as the Mortgagee shall have expended or advanced pursuant to this Mortgage or pursuant to statute together with interest thereon as herein provided and all costs and expenses of such foreclosure, including lawful attorney's fees, with the balance, if any, to be paid to the persons entitled thereto by law.

             8.4 Receiver. Upon the occurrence of an Event of Default, the Mortgagee shall be entitled as a matter of right without notice and without giving bond and without regard to the solvency or insolvency of the Mortgagor, or waste of the premises or adequacy of the security of the Premises, to apply for the appointment of a receiver under any statute or law who shall have all the rights, powers and remedies as provided by such statute or law, including without limitation the rights of receiver pursuant to Minn. Stat. Section 576.01, as amended, and who shall from the date of his appointment through any period of redemption existing at law collect the rents, and all other income of any kind; manage the Premises so as to prevent waste; execute leases within or beyond the use of receivership; and perform the terms of this Mortgage and apply the rents, issues and profits to the payment of the expenses enumerated in Minn. Stat. Section 576.01, Subd. 2 in the priority mentioned therein and to all expenses for maintenance of the Premises and to the costs and expenses of the receivership, including attorney's fees, to the repayment of the Indebtedness Secured Hereby and as further provided in any assignment of leases and rents executed by the Mortgagor to the Mortgagee whether contained in this Mortgage or in a separate instrument. The Mortgagor does hereby irrevocably consent to such appointment.

             8.5 Rights Under Uniform Commercial Code. In addition to the rights available to a mortgagee of real property, the Mortgagee shall also have all the rights, remedies and recourse available to a secured party under the Uniform Commercial Code including the right to proceed under the provisions of the Uniform Commercial Code governing default as to any Collateral as defined in
Section 4.1 of this Mortgage which may be included in the Premises or which may be deemed nonrealty in a foreclosure of this Mortgage or to proceed as to such Collateral in accordance with the procedures and remedies available pursuant to a foreclosure of real estate.

             8.6 Right To Discontinue Proceedings. In the event the Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under this Mortgage and shall thereafter elect to discontinue or abandon the same for any reason, the Mortgagee shall have the unqualified right to do so and in such event the Mortgagor and the Mortgagee shall be restored to their former positions with respect to the Indebtedness Secured Hereby. This Mortgage, the Premises and all rights, remedies and recourse of the Mortgagee shall continue as if the same had not been invoked.

             8.7 Acknowledgment Of Waiver Of Hearing Before Sale. The Mortgagor understands and agrees that if an Event of Default shall occur, the Mortgagee has the right, inter alia, to foreclose this Mortgage by advertisement pursuant to Minn. Stat. Chapter 580, as hereafter amended, or pursuant to any similar or replacement statute hereafter enacted; that if the Mortgagee elects to foreclose by advertisement, it may cause the Premises, or any part thereof, to be sold at public auction; that notice of such sale must be published for six (6) successive weeks at least once a week in a newspaper of general circulation and that no personal notice is required to be served upon the Mortgagor. The Mortgagor further understands that upon the occurrence of an Event of Default, the Mortgagee may also elect its rights under the Uniform Commercial Code and take possession of the Collateral and dispose of the same by sale or otherwise in one or more parcels provided that at least ten (10) days' prior notice of such disposition must be given, all as provided for by the Uniform Commercial Code, as hereafter amended or by any similar or replacement statute hereafter enacted. The Mortgagor further understands that under the Constitution of the United States and the Constitution of the State of Minnesota it may have the right to notice and hearing before the Premises may be sold and that the procedure for foreclosure by advertisement described above does not insure that notice will be given to the Mortgagor and neither said procedure for foreclosure by advertisement nor the Uniform Commercial Code requires any hearing or other judicial proceeding. THE MORTGAGOR HEREBY EXPRESSLY CONSENTS AND AGREES THAT THE PREMISES MAY BE FORECLOSED BY ADVERTISEMENT AND THAT THE PERSONAL PROPERTY MAY BE DISPOSED OF PURSUANT TO THE UNIFORM COMMERCIAL CODE, ALL AS DESCRIBED ABOVE. THE MORTGAGOR ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS SECTION AND THE MORTGAGOR'S CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT THE MORTGAGOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.


                                       9.
                              HAZARDOUS MATERIALS

             9.1 Definitions. The term "Hazardous Materials or Wastes" shall mean any hazardous or toxic materials, pollutants, chemicals, or contaminants, including without limitation asbestos, polychlorinated biphenyls (PCBs) and petroleum products as defined, determined or identified as such in any Laws, as hereinafter defined. The term "Laws" means any federal, state or local laws, rules or regulations (whether now existing or hereinafter enacted or promulgated) including, without limitation, the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq. (1972), the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.
(1970), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 1802, and the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Toxic Substances Control Act, or other similar laws, as well as implementing regulations enacted or promulgated to protect the public health, welfare or the environment, including state or local laws, regulations or ordinances, as well as any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments.

             9.2 Representations By The Mortgagor. The Mortgagor hereby represents to the Mortgagee that the Mortgagor has made a diligent inquiry and to the best of its knowledge except as disclosed to the Mortgagee in writing prior to the date hereof: (a) all or any part of the Premises has never been used either by previous owners or occupants or by the Mortgagor or current occupants to generate, manufacture, refine, transport, treat, store, handle or dispose of any Hazardous Materials or Wastes and no such Hazardous Material or Waste currently exists on the Premises or in its soil or groundwater; (b) no portion of the improvements on the Premises has been constructed with asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical material or substance that may be a hazard to health or the environment; (c) there are no transformers, capacitors or other electrical or hydraulic equipment which have dielectric fluid-containing PCBs located in, on or under the Premises; (d) the Premises has never contained any underground storage tanks; and (e) neither the Mortgagor nor its predecessor in interest has received nor has any knowledge of any summons, citation, directive, letter or other communication, written or oral, from any local, state or federal governmental agency concerning (i) the existence of Hazardous Materials or Wastes on the Premises or in the immediate vicinity or (ii) any releasing, spilling, leaking, pumping, pouring, emitting, emptying, or dumping of Hazardous Materials or Wastes, whether intentional, unintentional or otherwise, onto the Premises or into waters or other lands at any time.

             9.3 Covenants Of The Mortgagor. The Mortgagor hereby covenants to the Mortgagee that: (a) the Mortgagor shall (i) comply with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Hazardous Materials or Wastes (ii) remove any Hazardous Materials or Wastes immediately upon discovery of same, and (iii) pay or cause to be paid all costs associated with such removal; (b) the Mortgagor shall keep the Premises free of any lien imposed pursuant to any state or federal law, rule, regulation or order in connection with the presence or removal of Hazardous Materials or Wastes on the Premises;
(c) the Mortgagor shall not install or permit to be installed or to exist in or on the Premises any asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance which may be a hazard to health or the environment; (d) the Mortgagor shall not cause or permit to exist, as a result of an intentional or unintentional act or omission on the part of the Mortgagor or any occupant of the Premises, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of any Hazardous Materials or Wastes onto the Premises or into waters or other lands; and (e) the Mortgagor shall perform all notifications and reporting of any Hazardous Materials or Wastes on or released or emitted from the Premises as required by Laws.

             9.4 Events Of Default And Remedies. It shall constitute an Event of Default hereunder and the Mortgagee shall be entitled to exercise all remedies available to it hereunder if: (a) any of the Mortgagor's representations contained in Section 9.2 hereof prove to be false, inaccurate or misleading; (b) the Mortgagor shall fail to comply with the covenants contained in Section 9.3 hereof; (c) any Hazardous Materials or Wastes are hereafter found to exist on the Premises or in its soil or groundwater and Mortgagor has failed to remove such Hazardous Materials or Wastes within thirty (30) days of notice thereof as set forth in Section 8.1(c) hereof; or (d) any summons, citation, order, directive, letter or other communication, written or oral, shall be issued by any local, state or federal governmental agency or court concerning the matters described in Sections 9.2 and 9.3 above. The Mortgagor hereby grants the Mortgagee and its employees and agents an irrevocable and non-exclusive license to enter the Premises, in order to inspect, conduct testing and remove Hazardous Materials or Wastes. All costs of such inspection, testing and removal shall immediately become due and payable to the Mortgagee, shall be secured by this Mortgage and shall constitute additional Indebtedness Secured Hereby.

             9.5 Indemnification. The Mortgagor hereby agrees to defend, indemnify and hold harmless the Mortgagee, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns ("Indemnified Parties") from and against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, attorney's fees and costs incurred in the investigation, defense and settlement of claims or remediation of contamination) incurred by the Indemnified Parties as a result of or in connection with the presence or removal of any Hazardous Materials or Wastes or as a result of or in connection with activities prohibited under this Article. The Mortgagor shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise, against the Indemnified Parties, shall hold the Indemnified Parties harmless against all claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this Article. This indemnification shall remain in full force and effect and shall survive the repayment of the Indebtedness Secured Hereby and the satisfaction of the documents securing the same, as well as the exercise of any remedy by the Mortgagee hereunder or under the other documents securing this Mortgage, including a foreclosure of the Mortgage or the acceptance of a deed in lieu of foreclosure.


                                       10.
                                 MISCELLANEOUS

             10.1 Release Of Mortgage. When all Indebtedness Secured Hereby has been paid, this Mortgage and all assignments herein contained shall be void and this Mortgage shall be released by the Mortgagee at the Mortgagor's expense.

             10.2 Choice Of Law. This Mortgage is made and executed under the laws of the State of Minnesota and is intended to be governed by the laws of said State.

             10.3 Successors And Assigns. This Mortgage and each and every covenant, agreement, indemnity and other provision hereof shall be binding upon the Mortgagor and its successors and assigns including without limitation each and every from time to time record owner of the Premises or any other person having an interest therein, shall run with the land and shall inure to the benefit of the Mortgagee and its successors and assigns. As used herein the words "successors and assigns" shall also be deemed to include the heirs, representatives, administrators and executors of any natural person who is a party to this Mortgage.

             10.4 Unenforceability Of Certain Clauses. The unenforceability or invalidity of any provisions hereof shall not render any other provision or provisions herein contained unenforceable or invalid.

             10.5 Captions And Headings. The captions and headings of the various sections of this Mortgage are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

             10.6 Notices. Any notice which any party hereto may desire or may be required to give to any other party shall be in writing and given in accordance with the terms of the Loan Agreement.

             10.7 Waiver Of Jury Trial. NO PARTY TO THIS MORTGAGE OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEEDINGS BASED UPON OR ARISING OUT OF THIS MORTGAGE, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS SECURED HEREBY OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

             10.8 Partial Releases. Partial Releases of this Mortgage shall be made as set forth in the Loan Agreement.

             10.9 REVOLVING LINE OF CREDIT MORTGAGE. THIS MORTGAGE SECURES A REVOLVING LINE OF CREDIT UNDER WHICH ADVANCES, PAYMENTS AND READVANCES MAY BE MADE FROM TIME TO TIME. THE MAXIMUM AMOUNT OF THE LINE OF CREDIT WHICH MAY BE SECURED AT ANY ONE TIME UNDER THIS MORTGAGE IS FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00). THE PROVISIONS OF MINN. STATS. SECTION 507.325 SHALL ACCORDINGLY APPLY TO THIS MORTGAGE.

         IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be executed as of the date first above written.

                                       LUNDGREN BROS. CONSTRUCTION, INC.,
                                       a Minnesota corporation


                                       By: _________________________________
                                                Peter Pflaum
                                       Its:     President




STATE OF MINNESOTA         )
                           ) ss.
COUNTY OF HENNEPIN         )

         The foregoing instrument was acknowledged before me this _____ day of April, 1997, by Peter Pflaum, the President of Lundgren Bros. Construction, Inc., a Minnesota corporation, on behalf of the corporation.


                                  _____________________________
                                  Notary Public



THIS DOCUMENT WAS DRAFTED BY:

Mary E. Senkus
OPPENHEIMER WOLFF & DONNELLY
45 South Seventh Street
Suite 3400
Minneapolis, Minnesota 55402
(612) 344-9300


                                   EXHIBIT "A"
                                LEGAL DESCRIPTION

Parcel I:

Lot 9, Block 2, Plum Tree 2nd Addition, according to the recorded plat thereof, Hennepin County, Minnesota.

Abstract property and Torrens Certificate Number: 843902


Parcel II:

Lot 8, Block 1, The Woodwinds 4th Addition, according to the recorded plat thereof, Dakota County, Minnesota.

Abstract.


Parcel III:

Lot 10, Block 2, The Woodwinds 5th Addition according to the recorded plat thereof, Dakota County, Minnesota.

Abstract.